                                                                   EXHIBIT 10.39


                                                                  [As Amended on
                                                              November 16, 1999]


                               CSG SYSTEMS, INC.

                           WEALTH ACCUMULATION PLAN
                           ------------------------


                                   ARTICLE I
                                   ---------

                                    PURPOSE
                                    -------

     The purpose of the CSG Systems, Inc. Wealth Accumulation Plan (the "Plan") is to enable CSG Systems, Inc. to attract and retain a select group of executive employees with exceptional ability by offering such executive employees a means of enhancing their compensation, building their net worth, and supplementing their retirement funds through the deferral of a portion of their compensation.


                                  ARTICLE II
                                  ----------

                                  DEFINITIONS
                                  -----------

     For purposes of the Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

     2.1  Base Salary.  "Base Salary" means all regular cash compensation for
          -----------
services, other than Incentive Compensation, payable by Systems to a Participant during a Plan Year (before taking into account any deferral pursuant to the Plan and without taking into account any other compensation or benefit program of Systems).

     2.2  Beneficiary.  "Beneficiary" or "Beneficiaries" means the person,
          -----------
persons, entity, or entities designated by a Participant pursuant to Article VIII, or otherwise provided in Article VIII, to receive any benefits payable under the Plan in the event of such Participant's death.

     2.3  Board.  "Board" means the Board of Directors of Systems.
          -----

     2.4  Change of Control of Systems.  "Change of Control of Systems" means
          ----------------------------
the occurrence of any of the following events:

     (a) International is merged or consolidated into another corporation, and immediately after such merger or consolidation becomes effective the holders of a majority of the outstanding shares of voting capital stock of

          International immediately prior to the effectiveness of such merger or consolidation do not own (directly or indirectly) a majority of the outstanding shares of voting capital stock of the surviving or resulting corporation in such merger or consolidation,

     (b) International ceases to own (directly or indirectly) a majority of the outstanding shares of voting capital stock of Systems (unless such event results from the merger of Systems into International, with no change in the ownership of the voting capital stock of International, or from the dissolution of Systems and the continuation of its business by International),

     (c) Systems is merged or consolidated into a corporation other than International, and at any time after such merger or consolidation becomes effective International does not own (directly or indirectly) a majority of the outstanding shares of voting capital stock of the surviving or resulting corporation in such merger or consolidation,

     (d) Systems dissolves (unless the business of Systems will be continued by International) or sells or otherwise disposes of all or substantially all of its property and assets (other than to an entity or group of entities which is then under common ownership (directly or indirectly) with Systems),

     (e) any person, entity, or group of persons within the meaning of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "1934 Act") and the rules promulgated thereunder becomes the beneficial owner (within the meaning of Rule 13d-3 under the 1934 Act) of thirty percent (30%) or more of the outstanding voting capital stock of International,

     (f) International dissolves or sells or otherwise disposes of all or substantially all of its property and assets (other than to an entity or group of entities which is then under common ownership (directly or indirectly) with International), or

     (g) during any period of two consecutive years or less, individuals who at the beginning of such period constituted the Board of Directors of International cease, for any reason, to constitute at least a majority of the Board of Directors of International, unless the election or nomination for election of each new director of International who took office during such period was approved by a vote of at least seventy-five percent (75%) of the directors of International still in office at the time of such election or nomination for election who were directors of International at the beginning of such period.

     2.5  Committee.  "Committee" means the Wealth Accumulation Plan Committee
          ---------
appointed by or at the direction of the Board to perform the duties set forth in
Article III.

     2.6  Deemed Investment.  "Deemed Investment" means a bookkeeping device
          -----------------
which (a) corresponds to a Fund that is a permitted investment under the CSG Incentive Savings Plan (a 401(k) plan of Systems) and (b) is used by Systems to determine the balance in a Participant's Deferral Account.

     2.7  Deferral Account.  "Deferral Account" means an account established and
          ----------------
maintained for a Participant on the books of Systems pursuant to Section 5.1. Whenever the context requires, "Deferral Account" shall mean and separately refer to the Deferral Credits Sub-Account and the Employer Credits Sub-Account of a Deferral Account.

     2.8  Deferral Agreement.  "Deferral Agreement" means an agreement signed
          ------------------
and filed with the Committee by a Participant pursuant to Article IV.

     2.9  Deferral Benefit.  "Deferral Benefit" means the benefit payable under
          ----------------
the Plan to a Participant or a Participant's Beneficiary, as provided in Article VII.

     2.10 Deferral Credits.  "Deferral Credits" means the credits to a
          ----------------
Participant's Deferral Account made pursuant to Section 5.2.

     2.11 Deferral Credits Sub-Account.  "Deferral Credits Sub-Account" means a
          ----------------------------
sub-account of a Participant's Deferral Account to which such Participant's Deferral Credits are credited.

     2.12 Disability.  "Disability" means a physical or mental illness or
          ----------
incapacity of a Participant which has resulted in a determination that such Participant is entitled to receive benefits (i) under a long-term disability insurance policy maintained by Systems for such Participant or (ii) if no such insurance policy is then in existence, under the federal social security disability insurance program.

     2.13 Eligible Executive.  "Eligible Executive" means an executive employee
          ------------------
of Systems who is a Vice President, Senior Vice President, or more senior executive employee of Systems or who is a National Sales Director of Systems.

     2.14 Employer Credits.  "Employer Credits" means the credits to a
          ----------------
Participant's Deferral Account made pursuant to Section 5.3.

     2.15 Employer Credits Sub-Account.  "Employer Credits Sub-Account" means a
          ----------------------------
sub-account of a Participant's Deferral Account to which such Participant's Employer Credits are credited.

     2.16 Fund.  "Fund" means an open-end management investment company or an
          ----
individual series thereof (a mutual fund) whose shares or units are available for purchase by the public.

     2.17 Incentive Compensation.  "Incentive Compensation" means any cash bonus
          ----------------------
or commission payable by Systems to a Participant for a Plan Year in addition to such Participant's Base Salary payable during such Plan Year (before taking into account any deferral pursuant to the Plan and without taking into account any other compensation or benefit program of Systems).

     2.18 International.  "International" means CSG Systems International, Inc.,
          -------------
a Delaware corporation.

     2.19 Normal Retirement Age.  "Normal Retirement Age" means age 65.
          ---------------------

     2.20 Participant.  "Participant" means an Eligible Executive who has
          ------------
elected to participate in the Plan by entering into a Deferral Agreement for any Plan Year or portion thereof.

     2.21 Plan Year.  "Plan Year" means the calendar year, except that the first
          ---------
Plan Year began on September 1, 1996, and ended on December 31, 1996.

     2.22 Systems.  "Systems" means CSG Systems, Inc., a Delaware corporation.
          -------


                                  ARTICLE III
                                  -----------

                            ADMINISTRATION OF PLAN
                            ----------------------

     3.1  Administration.  The Plan shall be administered by the Committee or
          --------------
its delegate. The Committee or its delegate shall have the authority to interpret the Plan, to make, amend, interpret, apply, and enforce all appropriate rules and regulations for the administration and operation of the Plan, to prescribe forms for use in connection with the Plan, and to decide any and all questions which may arise in connection with the Plan. Any delegate of the Committee for purposes of administration of the Plan shall not make any discretionary decision on behalf of the Committee which pertains directly to such delegate as a Participant.

     3.2  Binding Effect of Decisions.  The decision or action of the Committee
          ---------------------------
or its delegate with respect to any question arising out of or in connection with the administration, operation, or interpretation of the Plan and the rules and regulations promulgated under the Plan shall be final, conclusive, and binding upon all persons having any interest in the Plan, unless a written appeal from the affected Participant or Beneficiary is received by the Committee or its delegate within thirty (30) days after the disputed decision or action of the Committee or its delegate has been made or taken. Upon timely receipt of such appeal, the Committee shall reconsider the disputed decision or action; and the decision of the Committee with respect to such appeal shall be final, conclusive, and binding on the person lodging such appeal and all persons claiming by, through, or under such person.

     3.3  Expenses of Administration.  Systems shall pay all expenses of
          --------------------------
administering the Plan, and the Participants shall not bear any of such expenses.

                                  ARTICLE IV
                                  ----------

                              ELECTIVE DEFERRALS
                              ------------------

     4.1  Election to Participate in Plan.  Except as otherwise provided in
          -------------------------------
Section 4.2, an Eligible Executive may elect to participate in the Plan by signing and filing with the Committee or its delegate a Deferral Agreement in the form prescribed by the Committee or its delegate. To be effective, a Deferral Agreement must be filed with the Committee or its delegate not later than December 15 of the calendar year immediately preceding the Plan Year in which the Eligible Executive will commence participation in the Plan; and, if timely filed, such Deferral Agreement will become effective as of the first day of such Plan Year and remain in effect in accordance with Section 4.4. An Eligible Executive may enter into a new Deferral Agreement covering a period subsequent to the period covered by a Deferral Agreement which will expire or terminate pursuant to Section 4.4.

     4.2  Initial Deferral Agreement.  An employee who becomes an Eligible
          --------------------------
Executive during a Plan Year may sign a Deferral Agreement and file it with the Committee or its delegate not later than 30 days after such employee becomes an Eligible Executive for the purpose of deferring a portion of the Eligible Executive's Base Salary earned during such Plan Year after the filing of such Deferral Agreement and for the purpose of deferring a portion of the Eligible Executive's Incentive Compensation for such Plan Year which either is payable at the discretion of Systems or is earned by the Eligible Executive after the filing of such Deferral Agreement.

     4.3  Compensation Which May Be Deferred.  A Deferral Agreement signed and
          ----------------------------------
filed with the Committee by an Eligible Executive may provide for the deferral of not less than five percent (5%) and not more than twenty-five percent (25%) of the Eligible Executive's Base Salary payable during the Plan Years to which such Deferral Agreement pertains and not less than five percent (5%) and not more than one hundred percent (100%) of the Eligible Executive's Incentive Compensation for the Plan Years to which such Deferral Agreement pertains. Notwithstanding the provisions of the first sentence of this Section 4.3, in the case of Eligible Executives other than the Chairman of the Board, the Chief Executive Officer, the President, an Executive Vice President, and the Chief Financial Officer of Systems, the maximum aggregate amount of Base Salary and Incentive Compensation which an Eligible Executive may defer for any Plan Year is $50,000; and if any Deferral Agreement would result in the deferral of an aggregate amount greater than $50,000 for any Plan Year, then the actual deferral for such Plan Year shall be limited to $50,000. Notwithstanding the provisions of the first sentence of this Section 4.3, in the case of an Eligible Executive who is the Chairman of the Board, the Chief Executive Officer, the President, an Executive Vice President, or the Chief Financial Officer of Systems, the maximum aggregate amount of Base Salary and Incentive Compensation which such Eligible Executive may defer for any Plan Year is $700,000; and if any Deferral Agreement would result in the deferral of an aggregate amount greater than $700,000 for any Plan Year, then the actual deferral for such Plan Year shall be limited to $700,000. Subject to the provisions of Sections 4.1 and 4.2, the Compensation Committee of the Board of Directors of International, in its absolute discretion, may increase the maximum permitted deferral amount for any Plan Year for any one or more Eligible Executives. A deferral percentage provided for in a Participant's

Deferral Agreement pursuant to this Section 4.3 may be expressed either as a percentage (in which case the deferred amount will change as the Participant's Base Salary or Incentive Compensation, as the case may be, changes) or as a fixed amount falling within the permitted percentage range (in which case the deferred amount will not change as the Participant's Base Salary or Incentive Compensation, as the case may be, changes). Except as otherwise provided in the Plan, a signed Deferral Agreement shall become irrevocable upon its timely filing with the Committee or its delegate.

     4.4  Period Covered by Deferral Agreement.  Except as otherwise provided in
          ------------------------------------
the Plan and except to the extent that a Deferral Agreement is amended pursuant to Section 4.5, a Deferral Agreement shall remain in effect for the first Plan Year (or portion thereof) to which it applies and to the following six Plan Years. However, a Deferral Agreement automatically shall terminate prospectively if a Participant ceases to be an Eligible Executive or upon the termination of a Participant's employment by Systems for any reason, including but not limited to death, Disability, or retirement. If, pursuant to Section 7.3, a Participant makes an election to receive his or her Deferral Benefit prior to the last day of the period to which a Deferral Agreement pertains, then such Deferral Agreement shall remain in effect only for the Plan Years ending on or prior to the date so elected; however, such Participant may enter into a new Deferral Agreement covering later Plan Years pursuant to Section 4.1.

     4.5  Amendment of Deferral Agreement.  Except as otherwise provided in
          -------------------------------
Section 10.15, a Participant may amend a Deferral Agreement previously filed by such Participant with the Committee or its delegate solely for the purpose of changing the amounts or percentages of Base Salary or Incentive Compensation (or both) to be deferred by such Participant for the remaining Plan Years covered by the Deferral Agreement being amended. Any amended Deferral Agreement must be signed and delivered to the Committee or its delegate at least 15 days prior to the commencement of the first Plan Year to which such amended Deferral Agreement applies. The most recently dated Deferral Agreement signed and delivered to the Committee or its delegate by a Participant on a timely basis shall govern as to that Participant, but an amended Deferral Agreement shall have no effect on such Participant's deferral amounts or percentages for Plan Years prior to the first Plan Year to which such amended Deferral Agreement applies.

     4.6  Effect on Other Plans.  Systems shall not make a supplemental payment
          ---------------------
to any Participant to offset any reduction in benefits under any other employee benefit plan of Systems which results from the deferral of Base Salary or Incentive Compensation pursuant to the Plan. However, Systems shall compute life insurance and disability benefits for any Participant payable under any employee benefit plan of Systems which is based on compensation without reduction for the amount of any Base Salary or Incentive Compensation deferred pursuant to the Plan.

     4.7  Suspension of Elective Deferral.  The Committee or its delegate, in
          -------------------------------
its sole and absolute discretion, may prospectively suspend the effectiveness of a Participant's Deferral Agreement upon the written request of such Participant based upon the occurrence of an unforeseeable emergency. For purposes of this
Section 4.7, "unforeseeable emergency" means an unanticipated emergency that is caused by an event beyond the control of the Participant and that would result in severe financial hardship to the Participant if suspension of the effectiveness of such Participant's Deferral Agreement were not permitted.


                                   ARTICLE V
                                   ---------

                         DEFERRAL ACCOUNT AND CREDITS
                         ----------------------------

     5.1  Establishment of Deferral Account.  Systems shall establish and
          ---------------------------------
maintain on its books a separate Deferral Account for each Participant, and each Deferral Account shall have a Deferral Credits Sub-Account and an Employer Credits Sub-Account. A Participant who has entered into more than one Deferral Agreement shall have a separate Deferral Account for each Deferral Agreement. A Participant's Deferral Account and its Sub-Accounts shall be used solely as a bookkeeping device for purposes of the Plan and shall not constitute or be treated as a trust fund or reserve of any kind or require the segregation or investment of any assets of Systems. Each Deferral Account established for a Participant shall be administered separately in accordance with the provisions of this agreement.

     5.2  Deferral Credits.  At the end of each payroll period, Systems shall
          ----------------
credit to the Deferral Credits Sub-Account of each Participant who has entered into a Deferral Agreement applicable to Base Salary or Incentive Compensation payable during such payroll period an amount equal to the Base Salary and Incentive Compensation of such Participant deferred for such payroll period pursuant to the Plan and such Deferral Agreement. To the extent that Systems is required pursuant to any state, federal, or local law to withhold any taxes or other amounts in respect of such deferred Base Salary or Incentive Compensation, such taxes or other amounts shall be withheld from the Participant's other compensation which is not deferred under the Plan or shall be paid to Systems in cash by the Participant.

     5.3  Employer Credits.  Concurrently with the crediting of deferred Base
          ----------------
Salary or Incentive Compensation amounts pursuant to Section 5.2, Systems also shall credit to the Employer Credits Sub-Account of each Participant an amount equal to twenty-five percent (25%) of the deferred Base Salary or Incentive Compensation of such Participant then being credited to such Participant's Deferral Credits Sub-Account; provided, that the aggregate amount credited to any Participant's Employer Credits Sub-Account pursuant to this Section 5.3 shall not exceed $6,250 for any one Plan Year. In its absolute discretion, Systems may make a supplemental credit to the Employer Credits Sub-Accounts of Participants for any Plan Year in addition to the credit required by the first sentence of this Section 5.3; but the making of any such supplemental credit for any Plan Year shall not entitle any Participant to a supplemental credit for any other Plan Year. Any supplemental credit made by Systems pursuant to the preceding sentence of this Section 5.3 may be made on a uniform or non-uniform basis among all Participants or among only some Participants and may be made to the Employer Credits Sub-Accounts of any one or more Participants to the exclusion of the Employer Credits Sub-Accounts of any one or more other Participants. To the extent that Systems is required pursuant to any state, federal, or local law to withhold any taxes or other amounts in respect of the amounts credited pursuant to this Section 5.3, such taxes or other amounts shall be withheld from that portion of the Participant's compensation which is not deferred under the Plan or shall be paid to Systems in cash by the Participant.

     5.4  Deemed Investments.  As a bookkeeping device and solely for the
          ------------------
purpose of determining the balance in a Participant's Deferral Account at any particular time, the amounts credited to a Participant's Deferral Account from time to time pursuant to Sections 5.2 and 5.3 shall be allocated on the books of Systems to the Deemed Investments selected from time to time by the Participant from among the then permitted Deemed Investments. A Participant shall make and may change such selections in accordance with such procedures as the Committee or its delegate may establish from time to time. If a Participant fails to select a Deemed Investment for all or any portion of such Participant's Deferral Account, then the Committee or its delegate shall make such selection on behalf of the Participant. The allocation to the Deemed Investments selected by a Participant shall be made on the books of Systems by crediting the Deferral Account of such Participant with that number of units of each such Deemed Investment which results from dividing (a) the dollar amount of (i) that portion of the Participant's Deferral Account or (ii) that portion of the amount currently being credited which has been allotted by the Participant to such Deemed Investment by (b) the net asset value of the Fund corresponding to such Deemed Investment as of the close of business on the date of such crediting (or, if such date is not a business day, on the most recently preceding business day). The number of units of each Deemed Investment of a Participant shall be increased or decreased as appropriate from time to time to reflect (a) dividends or distributions paid by the Fund which corresponds to the particular Deemed Investment, (b) distributions pursuant to Article VII, (c) changes in the Deemed Investments selected by such Participant, and (d) forfeitures pursuant to
Section 6.3. A Participant's selection of a Deemed Investment shall not obligate Systems to acquire shares or units of the Fund corresponding to such Deemed Investment; and no Participant shall have any rights with respect to or any interest in the shares or units of any Fund which Systems, in its absolute discretion, may elect to acquire.

     5.5  Participant's Account Balance.  The balance in a Participant's
          -----------------------------
Deferral Account as of any date shall be determined by (a) multiplying (i) the number of units of each Deemed Investment then credited to such Deferral Account by (ii) the net asset value of the Fund corresponding to such Deemed Investment as of the close of business on such date (or, if such date is not a business day, on the most recently preceding business day) and (b) adding the products of such multiplications. A Participant's Deferral Account balance shall be determined, whenever necessary, after the making of all credits to and deductions from such Deferral Account which are to be made pursuant to the Plan prior to or as of the date as of which such Deferral Account balance is being determined, including but not limited to the forfeiture provided for in Section
6.3 if applicable.

     5.6  Statement of Account.  Systems shall provide to each Participant,
          --------------------
within 60 days after the end of each calendar quarter, a statement in such form as Systems deems appropriate setting forth the balance in such Participant's Deferral Account (by Deemed Investment and in total) as of the last day of such calendar quarter.

     5.7  Proportionate Decreases in Deemed Investments.  Unless otherwise
          ---------------------------------------------
provided by the Committee or its delegate, distributions pursuant to Article VII and deductions pursuant to

Section 6.3 shall proportionately decrease all of the Deemed Investments then credited to a Participant's Deferral Account.


                                  ARTICLE VI
                                  ----------

                                    VESTING
                                    -------

     6.1  Vesting of Deferral Credits Sub-Account Balance.  At all times a
          -----------------------------------------------
Participant shall be fully vested in his or her Deferral Credits Sub-Account balance, and no portion of such Deferral Credits Sub-Account balance shall be subject to forfeiture by such Participant.

     6.2  Vesting of Employer Credits Sub-Account Balance.  A Participant's
          -----------------------------------------------
Employer Credits Sub-Account balance shall fully vest in such Participant and become entirely nonforfeitable by such Participant on the first to occur of (i) three years after the effective date of such Participant's initial participation in the Plan, (ii) the death of such Participant, (iii) the termination of such Participant's employment with Systems after such Participant has reached Normal Retirement Age, (iv) the termination of such Participant's employment with Systems solely by reason of such Participant's Disability, (v) the completion by such Participant of five years of continuous employment with Systems, (vi) the acceleration of such vesting by action of the Board pursuant to Section 6.4, or
(vii) a Change of Control of Systems.

     6.3  Forfeiture of Non-Vested Employer Credits Sub-Account Balance.  If the
          -------------------------------------------------------------
Employer Credits Sub-Account balance of a Participant has not become fully vested and entirely nonforfeitable pursuant to Section 6.2 at the time or as a result of the termination of such Participant's employment with Systems, then upon the termination of such Participant's employment with Systems the entire balance in such Employer Credits Sub-Account automatically shall be forfeited; and neither such Participant nor his or her Beneficiary shall have any further rights with respect to such Employer Credits Sub-Account balance or any amount that previously had been credited to such Employer Credits Sub-Account.

     6.4  Accelerated Vesting.  The Board reserves the right in its sole and
          -------------------
absolute discretion at any time to accelerate the time of vesting of all or any portion of a Participant's Employer Credits Sub-Account balance that has not yet vested.


                                  ARTICLE VII
                                  -----------

                         PAY-OUT OF DEFERRAL BENEFITS
                         ----------------------------

     7.1  Termination of Employment Other Than by Death.  Upon the termination
          ---------------------------------------------
of a Participant's employment with Systems for any reason other than such Participant's death, such Participant shall be entitled to receive a Deferral Benefit equal to 100% of the balance in such Participant's Deferral Account (determined in accordance with Section 5.5) as of the last day of the calendar month during which such termination of employment occurs. A Deferral Benefit under this Section 7.1 shall be payable to such Participant in accordance with
Section 7.5.

     7.2  Death.  Upon the death of a Participant while he or she is employed by
          -----
Systems, such Participant's Beneficiary or Beneficiaries shall be entitled to receive a Deferral Benefit equal to 100% of the balance in such Participant's Deferral Account (determined in accordance with Section 5.5) as of the last day of the calendar month during which such death occurs. A Deferral Benefit under this Section 7.2 shall be payable to such Beneficiary or Beneficiaries in accordance with Section 7.5. The Deferral Benefit provided for in this Section
7.2 shall be in lieu of all other benefits under the Plan in the event of a Participant's death. Any Deferral Benefit which becomes payable under this
Section 7.2 to a person who is a minor for purposes of the Nebraska Uniform Transfers to Minors Act may instead be paid by Systems to a custodian for such person under such Act.

     7.3  Pre-Termination Distribution.  At the time that he or she signs a
          ----------------------------
Deferral Agreement pursuant to Section 4.1 or 4.2, a Participant may elect to receive his or her Deferral Benefit at the end of the second, third, fourth, fifth, sixth, or seventh Plan Year to which such Deferral Agreement pertains rather than upon the termination of his or her employment with Systems; provided, however, that if the employment of such Participant with Systems terminates prior to the pre-termination distribution date elected by such Participant pursuant to this Section 7.3, then the provisions of Section 7.1 or 7.2, as the case may be, shall supersede such election and shall govern the distribution of such Participant's Deferral Benefit. If a Participant makes an election pursuant to this Section 7.3, then such Participant shall be entitled to receive a Deferral Benefit equal to 100% of the vested balance in such Participant's Deferral Account (determined in accordance with Section 5.5) as of the last day of the Plan Year elected by such Participant pursuant to this
Section 7.3. If a Participant makes an election pursuant to this Section 7.3, then, not later than one year prior to the last day of the Plan Year originally elected by such Participant, he or she may make one further election to defer the payment of his or her Deferral Benefit either for an additional number of Plan Years from one to seven or until the termination of his or her employment with Systems. A Deferral Benefit under this Section 7.3 shall be payable to the Participant in accordance with Section 7.5. Any portion of a Participant's Deferral Account which is not paid pursuant to an election made under this
Section 7.3 because it is not fully vested as of the elected payment date shall remain as a credit to such Deferral Account and shall be paid to such Participant at the time it becomes fully vested (either as a lump-sum or as part of the monthly payments, depending upon the method of Deferral Benefit payment elected by such Participant).

     7.4  Accelerated Distributions.  The Committee or its delegate, in its sole
          -------------------------
and absolute discretion, may accelerate the time of payment to a Participant of all or a portion of the then vested balance of such Participant's Deferral Account upon the written request of a Participant based upon the occurrence of an unforeseeable emergency; however, the amount of such accelerated payment shall not exceed the amount necessary to meet the particular emergency. For purposes of this Section 7.4, "unforeseeable emergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant and that would result in severe financial hardship to the Participant if such accelerated payment were not permitted.

     7.5  Method of Benefit Payment.  At such time as a Deferral Benefit becomes
          -------------------------
payable pursuant to Section 7.1, 7.2, or 7.3, Systems shall pay the Deferral Benefit to the Participant involved (or to such Participant's Beneficiary in the case of such Participant's death) in whichever of the following methods was selected by such Participant in the applicable Deferral Agreement:

     (a)  A lump-sum payment; or

     (b) Monthly payments over a period of from 2 to 180 months, as specified by such Participant in the applicable Deferral Agreement.

If a Participant did not select a method of payment in the applicable Deferral Agreement, then the method of payment of such Participant's applicable Deferral Benefit shall be determined by the Committee or its delegate from the alternative methods set forth above in this Section 7.5. Payments pursuant to this Article VII shall begin as soon as practicable after the amount thereof has been determined. The Committee or its delegate shall determine the methodology to be used to compute the amounts of monthly payments under this Section 7.5.


                                 ARTICLE VIII
                                 ------------

                            BENEFICIARY DESIGNATION
                            -----------------------

     8.1  Beneficiary Designation.  Each Participant shall have the right at any
          -----------------------
time during his or her lifetime to designate in writing on a form prescribed by the Committee or its delegate any person, persons, entity, or entities as the Beneficiary or Beneficiaries (primary or contingent) to whom benefits under the Plan shall be paid in the event of the Participant's death prior to full payment of the benefits due the Participant under the Plan. Such form shall be filed with the Committee or its delegate during the Participant's lifetime and shall become effective when so filed.

     8.2  Change of Beneficiary.  Any Beneficiary designation made by a
          ---------------------
Participant may be changed by such Participant at any time during such Participant's lifetime by the filing of such change in writing on a form prescribed by the Committee or its delegate. Effective upon its filing with the Committee or its delegate prior to a Participant's death, the most recently filed Beneficiary designation will cancel all Beneficiary designations previously filed by such Participant.

     8.3  No Beneficiary Designation.  If a Participant fails to designate a
          --------------------------
Beneficiary pursuant to this Article VIII, or if all designated Beneficiaries predecease the Participant, then the Participant's designated Beneficiary shall be deemed to be the person or persons surviving the Participant in the first of the following classes in which there is a survivor, in equal shares by representation:

     (a)  The Participant's surviving spouse;

     (b)  The Participant's descendants; or

     (c)  The personal representative of the Participant's estate.


                                  ARTICLE IX
                                  ----------

                       AMENDMENT AND TERMINATION OF PLAN
                       ---------------------------------

     9.1  Amendment.  The Board may amend the Plan at any time in whole or in
          ---------
part without terminating the Plan; however, no amendment of the Plan shall decrease any amount already credited to a Deferral Account then in existence without the written consent of the affected Participant.

     9.2  Termination.  The Board may terminate the Plan at any time.  Upon such
          -----------
termination, Systems shall make the Deferral Account credits required under
Article V as of the effective date of the Plan termination, and all Participants thereupon shall be fully vested in their respective Deferral Accounts and promptly shall be paid the then balance in their respective Deferral Accounts in a lump sum.


                                   ARTICLE X
                                   ---------

                                 MISCELLANEOUS
                                 -------------

     10.1 Creditor Status.  Participants and their Beneficiaries shall have no
          ---------------
legal or equitable rights, interests, or claims in or to any particular property or assets of Systems, nor shall they be beneficiaries of, or have any rights, claims, or interests in or to, any life insurance policies or annuity contracts (or the proceeds therefrom) now owned or which hereafter may be acquired by Systems ("Policies"). The assets of Systems and such Policies (if any) shall be, and remain, the general and unrestricted assets of Systems. Participants and their Beneficiaries are and have the status of general unsecured creditors of Systems, and the Plan constitutes a mere unfunded and unsecured promise of Systems to make benefit payments in the future. Any trust created by Systems and any assets held in such trust to assist Systems in meeting its obligations under the Plan shall conform to the terms of the model trust described in Revenue Procedure 92-64 of the Internal Revenue Service.

     10.2 Nonassignability.  Neither a Participant nor a Beneficiary nor any
          ----------------
other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, alienate, hypothecate, or convey in advance of actual receipt any amounts payable under the Plan, or any part thereof, all of which are, and all rights to which are, nonassignable and nontransferable. No part of any amounts payable under the Plan shall, prior to actual payment, be subject to attachment, garnishment, or seizure for the payment of any debts, judgments, alimony, child support, or separate maintenance owed by a Participant or any other person nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

     10.3  Not a Contract of Employment.  The terms and conditions of the Plan
           ----------------------------
and of any Deferral Agreement entered into pursuant to the Plan shall not be deemed to constitute a contract of employment between Systems and a Participant, and a Participant (or a Participant's Beneficiary) shall have no rights against Systems under the Plan except as may be specifically provided in the Plan. Moreover, nothing in the Plan shall be deemed to give a Participant any right
(i) to be retained in the employ or other service of Systems for any specific length of time, (ii) to interfere with the right of Systems to discipline or discharge the Participant at any time, (iii) to hold any particular position or responsibility with Systems, or (iv) to receive any particular compensation from Systems.

     10.4  Withholding; Payroll Taxes. To the extent required by applicable laws
           --------------------------
in effect at the time payments are made under the Plan, Systems shall withhold from such payments any taxes or other obligations required to be withheld from such payments by federal, state, or local laws.

     10.5  Participant Cooperation.  Each Participant shall cooperate with
           -----------------------
Systems by furnishing any and all information requested by Systems to facilitate the payment of benefits under the Plan, by taking such physical examinations as Systems may deem necessary for insurance or other purposes, and by taking such other actions as reasonably may be requested by Systems.

     10.6  Incompetency.  If the Committee or its delegate reasonably determines
           ------------
that any Participant or Beneficiary to whom a benefit is payable under the Plan is unable to manage his or her own affairs because of illness or accident, then any payment due such Participant or Beneficiary (unless prior claim therefor shall have been made by a duly authorized guardian or other legal representative) may be paid, upon appropriate indemnification of Systems, to the person deemed by the Committee or its delegate to have current responsibility for the handling of the affairs of such Participant or Beneficiary. Any such payment shall be a payment for the account of the Participant or Beneficiary and shall be a complete discharge of any liability of Systems therefor.

     10.7  Governing Law.  The provisions of the Plan shall be governed by and
           -------------
construed according to the laws of the State of Nebraska.

     10.8  Number and Gender.  Unless the context otherwise requires, for all
           -----------------
purposes of the Plan, words in the singular number include their plural, words in the plural include their singular, and words of one gender include the other genders.

     10.9  Section Titles.  The titles of the various sections of the Plan are
           --------------
for convenient reference only and shall not be considered in the interpretation of the Plan.

     10.10 Severability.  If any provision of the Plan is determined by any
           ------------
court to be invalid, then such invalidity shall not affect any other provision of the Plan to which effect reasonably can be given without such invalid provision; and for such purpose the provisions of the Plan shall be severable from one another.

     10.11  Successors.  The provisions of the Plan shall be binding upon and
            ----------
inure to the benefit of Systems, each Participant, and each Beneficiary and their respective heirs, personal representatives, successors, and permitted assigns (if any).

     10.12  Unfunded Plan.  The Plan is and shall be unfunded within the meaning
            -------------
of the Employee Retirement Income Security Act of 1974 ("ERISA") for purposes of Title I of ERISA and for income tax purposes.

     10.13  Credit for Prior Service.  In the sole discretion of the Committee,
            ------------------------
a Participant may receive credit for purposes of Section 6.2 for his or her prior employment with an employer whose business is acquired by Systems.

     10.14  Effective Date.  The Plan became effective on July 17, 1996, upon
            --------------
its approval by the Board.

     10.15  Transition Provisions.  The amendments of the Plan approved by the
            ---------------------
Board on November 16, 1999, will apply to Plan Years beginning after December 31, 1999, and to Deferral Agreements entered into after November 16, 1999. Except as otherwise provided in this Section 10.15, Deferral Agreements in effect on November 16, 1999, will remain in effect in accordance with their terms; however, no deferrals of Base Salary or Incentive Compensation shall be made under such Deferral Agreements for Plan Years after 1999, and as of the first business day of 2000, the balance in a Participant's Deferral Account as of the close of business on December 31, 1999, shall be transferred to the Deemed Investments selected by such Participant on or before December 31, 1999. The Committee or its delegate shall provide to each Participant who is expected to have a Deferral Account balance on December 31, 1999, a form for making such Deemed Investment selection; if a Participant fails to make such selection by December 31, 1999, then, as of the first business day of 2000, such Participant's Deferral Account balance shall be transferred to a Deemed Investment selected by the Committee, subject to such Participant's right to subsequently select other Deemed Investments in accordance with the Plan. For purposes of making the transfer referred to in this Section 10.15, the balance in a Participant's Deferral Account shall mean the balance in such Participant's Termination Event Sub-Account (as defined in the Plan prior to the amendment of the Plan on November 16, 1999). Prior to December 31, 1999, each Participant who has entered into a Deferral Agreement in effect for Plan Years prior to 2000 may elect, pursuant to Section 7.3 and on a form provided by the Committee or its delegate, to receive his or her Deferral Benefit under such Deferral Agreement at the end of any Plan Year after 1999 to which such Deferral Agreement originally pertained. A Participant who has entered into a Deferral Agreement which is in effect on November 16, 1999, may enter into a new Deferral Agreement for Plan Years after 1999.